BWX Technologies Reports Robust First Quarter 2018 Results with Strong Revenue Growth

•	1Q18 GAAP EPS of $0.66, up 20%; 1Q18 non-GAAP EPS of $0.67, up 22%

•	Strong revenue growth of 7% with expanding segment margins

•	Consolidated backlog remains healthy at $3.6 billion

•	Reiterated 2018 guidance: EPS of $2.45 to 2.55; revenue of $1.75 to 1.85 billion

Lynchburg, VA - May 4, 2018 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") reported first quarter 2018 revenue of $457 million, a 6.8% increase compared to $428 million in the first quarter of 2017. GAAP net income for the first quarter 2018 was $66.4 million, or $0.66 per diluted share, compared to GAAP net income of $55.7 million, or $0.55 per diluted share, in the prior-year quarter. Non-GAAP net income for the first quarter 2018 was $67.6 million, or $0.67 per diluted share, compared to non-GAAP net income of $55.3 million, or $0.55 per diluted share, in the first quarter of 2017. Year-over-year earnings per share improvements were driven primarily by strong operational performance and the benefit of lower expense due to tax reform. A reconciliation of non-GAAP results is detailed in Exhibit 1.

"Our first quarter performance provides a strong start to the year," said Rex D. Geveden, President and Chief Executive Officer. "The company continues to perform exceptionally well with EPS growth of 22 percent on top of strong revenue gains. We saw continued strength in all three segments of the business with an especially strong showing from the Nuclear Power Group.

"A few weeks ago we announced a definitive agreement to acquire Sotera Health’s Nordion medical isotope business. This was an opportunistic addition that is aligned with the strategic initiative to commercialize our breakthrough medical isotope manufacturing technology, creating the first new major business line for the company in over 25 years.”

First Quarter 2018 Segment Results
Nuclear Operations Group (NOG) segment revenue was $317 million for the first quarter of 2018, a 2.6% decrease from the prior-year period due to timing of contract activities. NOG operating income was $67.7 million in the first quarter of 2018, about flat compared with the prior-year period. Year-over-year segment operating margin expanded 50 basis points to 21.4%.

Nuclear Power Group (NPG) segment revenue was a record $113 million for the first quarter of 2018, a 45.2% increase from the prior-year period due to material timing on a China steam generator project and increased field service activity. NPG operating income was robust at $21.8 million in the first quarter of 2018, a 68% increase from the prior-year period. Year-over-year segment operating margin expanded 260 basis points to 19.3%.

Nuclear Services Group (NSG) segment operating income was $1.2 million for the first quarter of 2018, up $0.8 million versus the prior-year period.

Liquidity and Debt
The Company utilized cash in operating activities of $18.6 million in the first quarter of 2018 compared with net cash utilized in operating activities of $54.7 million, inclusive of a $30 million settlement payment, in the first quarter of 2017. At the end of the first quarter, the Company’s cash and short-term investments position, net of restricted cash, was $144.4 million.

As of March 31, 2018, outstanding balances under our credit facility included $502.8 million in term loans, no revolving line of credit borrowings, and $73.8 million in letters of credit. As a result, the Company had $326.2 million in remaining availability under its credit facility, excluding an additional $250 million accordion provision.

Quarterly Dividend
On May 4, 2018, our Board of Directors declared a quarterly cash dividend of $0.16 per common share. The dividend will be payable on June 6, 2018, to shareholders of record on May 18, 2018.

2018 Outlook
BWXT reiterated guidance for 2018:

•	EPS in a range of $2.45 to $2.55 (excluding mark-to-market of pension and post-retirement benefits)

•	Revenue in a range of $1.75 to $1.85 billion

•	NOG revenue in a range of $1.3 to $1.4 billion and operating margin in the high teens with upside potential

•	NPG revenue in a range of $300 to $350 million and operating margin of approximately 12%

•	NSG operating income of approximately $20 million

•	Research and development costs of approximately $15 million

•	Corporate unallocated costs of approximately $20 million

•	Other income primarily related to pension and other post-employment benefit plans in a range of $30 to $35 million

•	Effective non-GAAP tax rate in a range of 22% to 25%

•	Capital expenditures of approximately $150 million, primarily to support growth in Navy business

•	Depreciation and amortization of approximately $60 million

Long-term Outlook
BWXT reiterated long-term guidance that beyond 2017, and excluding the benefit of tax reform, it anticipates an EPS Compound Annual Growth Rate (CAGR) in the low-double digits over a three to five year period based on a robust organic growth strategy and balance sheet capacity.

Conference Call to Discuss First Quarter 2018 Results

Date:            Monday, May 7, 2018, at 9:00 a.m. EDT
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; the anticipated benefits of our proposed acquisition of Nordion’s medical isotope business; timing of future revenues from the acquisition of Nordion’s medical isotope business and new medical isotope business; our plans and expectations for the NOG, NPG and NSG segments; and our outlook and guidance for 2018 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,100 employees, BWXT has nine major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President and Chief Investor Relations Officer		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Three Months Ended March 31, 2018
	GAAP	Acquisition Related Costs	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$79.9	$1.6	$—	$81.4
Other Income (Expense)	5.1	—	—	5.1
Provision for Income Taxes	(18.6)	(0.4)	—	(19.0)
Net Income	66.4	1.2	—	67.6
Net Income Attributable to Noncontrolling Interest	—	—	—	—
Net Income Attributable to BWXT	$66.4	$1.2	$—	$67.6

Diluted Shares Outstanding	100.5			100.5
Diluted Earnings per Common Share	$0.66	$0.01	$—	$0.67

Effective Tax Rate	21.9%			21.9%

	Three Months Ended March 31, 2017
	GAAP		Impairment (Gains) / Charges	Non-GAAP

Operating Income	$76.3	$—	$—	$76.3
Other Income (Expense)	4.1	—	(0.4)	3.7
Provision for Income Taxes	(24.6)	—	0.0	(24.6)
Net Income	55.8	—	(0.4)	55.4
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	(0.1)
Net Income Attributable to BWXT	$55.7	$—	$(0.4)	$55.3

Diluted Shares Outstanding	100.7			100.7
Diluted Earnings per Common Share	$0.55	$—	$0.00	$0.55

Effective Tax Rate	30.6%			30.7%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty and unreliability of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2018	December 31, 2017
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$143,335	$203,404
Restricted cash and cash equivalents	5,362	7,105
Investments	1,034	2,934
Accounts receivable – trade, net	174,150	189,217
Accounts receivable – other	8,058	19,365
Contracts in progress	337,375	420,628
Other current assets	33,536	30,437
Total Current Assets	702,850	873,090
Property, Plant and Equipment	1,023,856	1,013,141
Less accumulated depreciation	673,954	664,512
Net Property, Plant and Equipment	349,902	348,629
Investments	8,909	9,301
Goodwill	216,999	218,331
Deferred Income Taxes	84,727	86,740
Investments in Unconsolidated Affiliates	47,043	43,266
Intangible Assets	106,718	110,405
Other Assets	22,391	22,577
TOTAL	$1,539,539	$1,712,339

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2018	December 31, 2017
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$27,693	$27,870
Accounts payable	99,224	93,421
Accrued employee benefits	57,637	82,477
Accrued liabilities – other	51,662	64,738
Advance billings on contracts	77,140	246,192
Accrued warranty expense	13,699	13,428
Total Current Liabilities	327,055	528,126
Long-Term Debt	471,367	481,059
Accumulated Postretirement Benefit Obligation	20,959	21,368
Environmental Liabilities	80,682	79,786
Pension Liability	274,801	296,444
Other Liabilities	19,425	19,799
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,722,034 and 125,381,591 shares at March 31, 2018 and December 31, 2017, respectively	1,257	1,254
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	107,108	98,843
Retained earnings	1,053,090	990,652
Treasury stock at cost, 26,056,339 and 25,964,088 shares at March 31, 2018 and December 31, 2017, respectively	(820,749)	(814,809)
Accumulated other comprehensive income	4,435	9,454
Stockholders' Equity – BWX Technologies, Inc.	345,141	285,394
Noncontrolling interest	109	363
Total Stockholders' Equity	345,250	285,757
TOTAL	$1,539,539	$1,712,339

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$457,463	$428,229
Costs and Expenses:
Cost of operations	327,364	303,216
Research and development costs	3,607	1,519
Gains on asset disposals and impairments, net	(8)	—
Selling, general and administrative expenses	53,762	51,097
Total Costs and Expenses	384,725	355,832
Equity in Income of Investees	7,150	3,875
Operating Income	79,888	76,272
Other Income (Expense):
Interest income	778	137
Interest expense	(3,560)	(3,517)
Other – net	7,910	7,486
Total Other Income (Expense)	5,128	4,106
Income before Provision for Income Taxes	85,016	80,378
Provision for Income Taxes	18,603	24,592
Net Income	$66,413	$55,786
Net (Income) Loss Attributable to Noncontrolling Interest	28	(67)
Net Income Attributable to BWX Technologies, Inc.	$66,441	$55,719
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.56
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.66	$0.55
Shares used in the computation of earnings per share:
Basic	99,526,187	99,444,910
Diluted	100,512,287	100,690,968

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$66,413	$55,786
Non-cash items included in net income from continuing operations:
Depreciation and amortization	14,061	13,976
Income of investees, net of dividends	(2,299)	1,779
Gains on asset disposals and impairments, net	(8)	—
Recognition of losses for pension and postretirement plans	505	446
Stock-based compensation expense	4,461	3,412
Changes in assets and liabilities:
Accounts receivable	16,943	(41,153)
Accounts payable	10,528	(14,003)
Contracts in progress and advance billings on contracts	(74,153)	(4,890)
Income taxes	(5,502)	(2,607)
Accrued and other current liabilities	364	(29,810)
Pension liability, accrued postretirement benefit obligation and employee benefits	(48,929)	(38,891)
Other, net	(989)	1,279
NET CASH USED IN OPERATING ACTIVITIES	(18,605)	(54,676)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(17,634)	(13,713)
Purchases of securities	(1,033)	(3,503)
Sales and maturities of securities	2,948	3,317
Investments, net of return of capital, in equity method investees	—	(1,701)
Proceeds from asset disposals	8	—
Other, net	—	691
NET CASH USED IN INVESTING ACTIVITIES	(15,711)	(14,909)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the Credit Agreement	—	73,600
Repayments under Credit Agreement	(6,951)	(30,476)
Dividends paid to common shareholders	(15,947)	(8,985)
Exercise of stock options	2,525	9,665
Cash paid for shares withheld to satisfy employee taxes	(4,657)	(4,973)
Other	(226)	(146)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(25,256)	38,685
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,236)	1,013
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(61,808)	(29,887)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	213,144	134,600
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$151,336	$104,713
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,463	$3,330
Income taxes (net of refunds)	$24,370	$27,082
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$4,735	$3,016

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$316,631	$325,081
Nuclear Services Group	30,033	27,854
Nuclear Power Group	112,816	77,674
Adjustments and Eliminations	(2,017)	(2,380)
TOTAL	$457,463	$428,229

SEGMENT INCOME:
Nuclear Operations Group	$67,657	$67,749
Nuclear Services Group	1,177	402
Nuclear Power Group	21,764	12,956
Other	(4,043)	(1,612)
SUBTOTAL	86,555	79,495
Unallocated Corporate	(6,667)	(3,223)
TOTAL	$79,888	$76,272

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$7,778	$7,631
Nuclear Services Group	913	938
Nuclear Power Group	3,595	3,388
Other	—	—
Corporate	1,775	2,019
TOTAL	$14,061	$13,976

CAPITAL EXPENDITURES:
Nuclear Operations Group	$13,809	$11,751
Nuclear Services Group	235	207
Nuclear Power Group	959	1,040
Other	512	—
Corporate	2,119	715
TOTAL	$17,634	$13,713

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,002,488	$3,405,096
Nuclear Services Group	27,841	35,612
Nuclear Power Group	550,097	478,357
TOTAL	$3,580,426	$3,919,065

BOOKINGS:
Nuclear Operations Group	$60,076	$244,765
Nuclear Services Group	27,751	37,050
Nuclear Power Group	36,908	82,698
TOTAL	$124,735	$364,513